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                                                                    Exhibit 10.5

                           RE-AFFIRMATION OF GUARANTY

         FAMOUS DAVE'S OF AMERICA, INC. ("GUARANTOR") hereby unconditionally and irrevocably re-affirms and re-confirms its guarantee of the complete and timely performance of each obligation of the tenant (and any successor or assignee of the tenant) under that certain Lease dated September 16, 1997 (the "LEASE") between Famous Dave's Ribs-U, Inc., a Minnesota corporation, predecessor-in-interest of FUMUME II, LLC, a Delaware limited liability company (hereinafter referred to as "TENANT") and D&H Building Corporation, an Illinois corporation, as Landlord and any extensions or renewals of or amendments to the Lease. The Guaranty is an absolute, primary, and continuing guaranty of payment and performance and is independent of Tenant's obligations under the Lease. Guarantor is primarily liable with Tenant and any other guarantor of Tenant's obligations under the Lease. Guarantor re-affirms and re-confirms its waiver of any right to require Landlord to (a) join Tenant with Guarantor in any suit arising under the Guaranty, (b) proceed against or exhaust any security given to secure Tenant's obligations under the Lease, or (c) pursue or exhaust any other remedy in Landlord's power. Landlord may, without notice or demand and without affecting Guarantor's liability hereunder, from time to time, compromise, extend or otherwise modify any or all of the terms of the Lease. Guarantor hereby re-affirms and re-confirms its waiver of all demands for performance, notices of performance, and notices of acceptance of the Guaranty. The liability of Guarantor under the Guaranty will not be affected by (1) the release or discharge of Tenant from, or impairment, limitation or modification of, Tenant's obligations under the Lease in any bankruptcy, receivership, or other debtor relief proceeding, whether state or federal and whether voluntary or involuntary; (2) the rejection or disaffirmance of the Lease in any such proceeding; or (3) the cessation from any cause whatsoever of the liability of Tenant under the Lease. Guarantor re-affirms and re-confirms its agreement to pay to Landlord all costs incurred by Landlord in enforcing the Guaranty (including, without limitation, reasonable attorneys' fees and expenses). The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require Guarantor to provide the same relative to Guarantor following written requests by Landlord in accordance with the terms of the Lease.

                                                 FAMOUS DAVE'S OF AMERICA, INC.,
                                                 A MINNESOTA CORPORATION

                                                 By:   /s/ Martin J. O'Dowd
                                                       ----------------------
                                                 Its:  Pres/CEO